UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 20, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information Item

Item 2.02 Results of Operations and Financial Condition.

On November 20, 2007, IA Global, Inc. (the “Company”) issued a press release announcing its results for the three months ended September 30, 2007 (“September 30, 2007 Release”), a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference. As part of the September 30, 2007 Release, the Company presented certain financial information, including the following:

(a)   Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006, respectively;

(b)   Consolidated Statements of Operations for the three months and nine months ended September 30, 2007 and 2006, respectively;

(c)   Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006, respectively;

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 20, 2007, the Company issued a press release announcing revenue guidance of $11.0 to $13.0 million and $13.0 to $15.0 million for IA Global, Inc. for the three months ended December 31, 2007 and March 31, 2008, respectively.

A copy of this press release is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated November 20, 2007, which announced results for the three and nine months ended September 30, 2007.

99.2

Press release dated November 20, 2007 which revenue guidance of $11.0 to $13.0 million and $13.0 to $15.0 million for IA Global, Inc. for the three months ended December 31, 2007 and March 31, 2008, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: November 20, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer